Exhibit 10.4

Web Services Package and Realty Services Agreement

THIS AGREEMENT is made as of the 31st day of October, 2002

AMONG:

SUTTON GROUP FINANCIAL SERVICES LTD./GROUPE SUTTON DE SERVICES FINANCIES LTEE., a Canada Business Corporations Act corporation having a business office at Suite 1200 - 570 Granville Street, Vancouver, British Columbia V6C 3P1

("Sutton")

AND:

MOST HOME CORP., a Nevada corporation having a business office at Suite 100 - 11491 Kingston Street, Maple Ridge, British Columbia V2X 0Y6

("MH")

AND:

MOST REFERRED REAL ESTATE AGENTS INC., a Canada Business Corporations Act corporation having a business office at Suite 100 - 11491 Kingston Street, Maple Ridge, British Columbia V2X 0Y6

("MR")

Recitals:

  MR is a subsidiary of MH
  MH is in the business of licensing and managing its proprietary technology and website services to real estate agents.
  MR is in the business of operating service centers to qualify real estate leads who may become commission paying real estate customers for its client real estate agents.
  Sutton is a Canadian national franchisor of licensed real estate agencies and desires to provide to its franchisees the website services and electronic lead generation and qualification services of MH and the human qualification facilities of MR on the terms and conditions herein.

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

1. [Intentionally omitted].

2. [Intentionally omitted].

3. [Intentionally omitted].

4. [Intentionally omitted].

5. [Intentionally omitted].

6. [Intentionally omitted].

7. Intellectual Property Issues

All parties agree that:

7.1. Each party may use the trademarks of the other parties for the purpose of acknowledging the relationship the parties have with each other.

8. Confidentiality and Press Release

MH and MR acknowledge that:

8.1. In the design, development, implementation and maintenance of the Websites, MH and MR will receive information relating to the Websites and the customers or members of the Sutton franchisees (collectively, "Proprietary Information"). MH and MR agree to keep all Proprietary Information in the strictest of confidence and shall be liable for any damages resulting from the disclosure of such information to any third party by MH and MR and their respective officers, agents, employees and subcontractors. Information obtained by MH and MR in the performance of this Agreement shall be treated as strictly confidential and shall be considered Proprietary Information and shall not be used by MH and MR for any purpose other than the performance of this Agreement.

8.2. Upon signing this Agreement, the parties will agree to the wording of a joint press release.

9. General Provisions

9.1. Any notice or other document required to be given hereunder by any party shall be deemed to have been well and sufficiently given if facsimiled or delivered by courier at, the address of the other party set forth at the beginning of this Agreement or at such other address as the other party may from time to time direct in writing, and any such notice shall be deemed to have been received, if couriered, five (5) days after the time of dispatching, or if facsimiled, one (1) business day after the time of facsimile, and if delivered, upon the date of delivery. Notice will be deemed given. if delivery is refused, on the date delivery is so refused.

9.2. At all times during the term of this Agreement, MH and MR shall be an independent contractor to Sutton and Sutton franchisees. MH and MR shall assume full responsibility for the actions of their respective officers, employees, and agents as related to the services provided under this Agreement. Nothing contained herein shall be construed as creating the relationship of employer/employee or principal/agent between Sutton or Sutton franchisees and MH and MR.

9.3. This Agreement will be construed and enforced in accordance with the laws of the Province of British Columbia, and the laws of the Dominion of Canada applicable therein, and will be treated in all respects, as a British Columbia contract, and the parties hereby agree to submit any difference or dispute which may arise out of or in connection with this Agreement to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

9.4. All monies which are referred to in this Agreement are, unless expressly stated otherwise, expressed in lawful money of Canada.

9.5. Each of the parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that in the event of a breach or threatened breach of any provision hereof the respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy.

9.6. All rights and remedies of either party are cumulative and are in addition to and shall not be deemed to exclude any other right or remedy allowed by law and all rights and remedies may be exercised concurrently, consecutively, and alternatively.

9.7. Time shall be of the essence of this Agreement.

9.8. The recitals to this Agreement shall form a part of and are an integral part of this Agreement.

9.9. The schedules attached to this Agreement shall form a part of and are an integral part of this Agreement.

9.10. This Agreement contains the entire agreement between the parties hereto relative to the formation and prosecution of the matters dealt with in this Agreement.

9.11. No variations, modifications, or changes shall be binding on any party unless set out in writing in a document duly executed by or on behalf of that party.

9.12. If a provision of this Agreement shall be found to be wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part of this Agreement.

9.13. This Agreement shall enure to the benefit of and be binding upon MH and MR, their respective successors and permitted assigns. From time to time, MR may assign part of its rights to other real licensed wholly owned subsidiaries duly incorporated in provinces where Sutton franchisees exist. This Agreement shall enure to the benefit of and be binding upon Sutton, its successors and permitted assigns. MH and MR will provide consent to any request assignment by Sutton in their sole and absolute discretion

9.14. This Agreement may be executed by the parties hereto in as many counterparts as may be necessary or by telecopied facsimile and each such agreement or telecopied facsimile so executed shall be deemed to be an original and, provided that all of the parties have executed a counterpart, such counterparts together shall constitute a valid and binding agreement, and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.
Sutton Group Financial Services Ltd./Groupe Sutton De Services Financies Ltee. per: /s/ Scott Shaw Authorized Signatory	Most Home Corp. per: /s/ Kenneth Galpin Authorized Signatory
Most Referred Real Estate Agents Inc. per: /s/ Kenneth Galpin Authorized Signatory

Schedule "A"

[Intentionally omitted].

Schedule "B"

Opinion Pursuant to Paragraph 1.3

[Schedule not completed]

Schedule "C"

CBB upgrade license

[Schedule not completed]

Schedule "D"

CBB franchisee participation license

[Schedule not completed]